Exhibit 99.1

IMMEDIATE

Dana Incorporated Reports Third-quarter 2020 Financial Results;

Strong Sequential Sales Increase of 85 percent

Third-quarter Highlights

•	Sales of $2 billion; up $900 million from the second quarter as global COVID-19 impacts tempered

•	Net income attributable to Dana of $45 million; diluted EPS of $0.31

•	Adjusted EBITDA of $201 million; margin of 10.1 percent of sales

•	Diluted adjusted EPS of $0.37

•	Strengthens e-Propulsion systems, controls, software, and electronics engineering expertise with investment in Pi Innovo LLC

MAUMEE, Ohio, October 28, 2020 – Dana Incorporated (NYSE: DAN) today announced financial results for the third quarter of 2020.

“As our multiple end markets rebounded from the unprecedented global COVID-19 pandemic shutdown, I want to commend the Dana team for an outstanding job, first and foremost ensuring the safety of our people, while successfully bringing our global manufacturing operations back on-line to meet growing customer demand,” said Jim Kamsickas, Dana chairman and CEO. “Light truck and agriculture demand were especially strong, while many other markets, such as commercial vehicle, realized strengthened production volumes this quarter.”

“We remain intensely focused on helping our customers navigate these challenging times all while remaining diligent about safety, cost management, and strengthening our e-Propulsion capabilities,” he added.

Third-quarter 2020 Financial Results

Sales for the third quarter of 2020 totaled $1.99 billion, compared with $2.16 billion in the same period of 2019. The decrease is primarily attributable to weaker end-market demand resulting from the global pandemic shutdown and eventual restart in June. On a sequential basis, sales in the third quarter increased $916 million or 85 percent, compared with the second quarter of this year due to increased demand as customers rapidly resumed production after the pandemic related restrictions were lifted.

Dana reported net income of $45 million for the third quarter of 2020, compared with net income of $111 million in the same period of 2019, reflecting the lower operating earnings this year associated with reduced sales due to the COVID-19 pandemic.

Reported diluted earnings per share was $0.31, compared with $0.77 per share in the third quarter of 2019.

Adjusted EBITDA for the third quarter of 2020 was $201 million, compared with $250 million for the same period last year primarily due to lower sales. Targeted cost-management actions and a successful restart of operations helped to mitigate the margin impact from the sales decline and subsequent rapid recovery.

On a sequential basis, adjusted EBITDA in the third quarter was $206 million higher than in the second quarter of this year, generating a 1,060-basis point margin improvement.

Diluted adjusted earnings per share was $0.37 in the third quarter of 2020, compared with earnings of $0.74 in the same period last year. The lower year-over-year comparison was due to lower earnings in this year’s third quarter.

Operating cash flow in the third quarter of 2020 was $321 million, compared with $231 million provided in the same period of 2019. Adjusted free cash flow was $261 million in the third quarter of 2020, compared with $125 million in 2019. The impact of lower profit in this year’s third quarter was more than offset by improved working capital efficiency, lower cash taxes and interest, and lower capital expenditures, compared with the same period last year.

The company reported it had total liquidity of approximately $2 billion as of September 30, 2020, including $976 million of available cash and marketable securities and $979 million available on its committed revolving credit facility.

Reinstates 2020 Guidance

“We were very pleased to see such a rapid recovery in global vehicle demand during the third quarter,” said Jonathan Collins, Dana’s executive vice president and chief financial officer. “The improving business conditions across all of our global end markets have enabled us to reinstate our revised, full-year financial targets. Dana remains financially strong, and we are well-positioned to capitalize on the strengthening of our businesses through the remainder of this year and into next year.”

2020 Full-year Financial Targets1

•	Sales of $6.650 to $6.950 billion;

•	Adjusted EBITDA of $530 million to $590 million, an implied adjusted EBITDA margin of approximately 8 percent at the midpoint of the range;

•	Diluted adjusted EPS of $0.35 to $0.55;

•	Operating cash flow of up to 5 percent of sales; and

•	Adjusted free cash flow of up to 1 percent of sales.

1 Net income and diluted EPS guidance are not provided, as discussed below in Non-GAAP Financial Information.

Strategic Investment in Electric Vehicle Software and Controls

The company also announced today that it has acquired a non-controlling stake in Pi Innovo LLC, a leader in embedded software solutions and electronics control units for the light vehicle, commercial vehicle, and off-highway markets.

Dana to Host Conference Call at 9 a.m. Wednesday, October 28

Participants may listen to the audio portion of the conference call either through audio streaming online or by telephone. Slide viewing is available online via a link provided on the Dana investor website: www.dana.com/investors. U.S. and Canadian locations should dial 1-888-311-4590 and international locations should call 1-706-758-0054. Please enter conference I.D. 1250919 and ask for the “Dana Incorporated’s Financial Webcast and Conference Call.” Phone registration will be available beginning at 8:30 a.m. EDT.

An audio recording of the webcast will be available after 5 p.m. EDT on October 28 by dialing 1-855-859-2056 (U.S. or Canada) or 1-404-537-3406 (international) and entering conference I.D. 1250919. A webcast replay will also be available after 5 p.m. EDT and may be accessed via Dana’s investor website.

Non-GAAP Financial Information

This release refers to adjusted EBITDA, a non-GAAP financial measure which we have defined as net income before interest, income taxes, depreciation, amortization, equity grant expense, restructuring expense, non-service cost components of pension and other postretirement benefit costs, and other adjustments not related to our core operations (gain/loss on debt extinguishment, pension settlements, divestitures, impairment, etc.). Adjusted EBITDA is a measure of our ability to maintain and continue to invest in our operations and provide shareholder returns. We use adjusted EBITDA in assessing the effectiveness of our business strategies, evaluating and pricing potential acquisitions and as a factor in making incentive compensation decisions. In addition to its use by management, we also believe adjusted EBITDA is a measure widely used by securities analysts, investors, and others to evaluate financial performance of our company relative to other Tier 1 automotive suppliers. Adjusted EBITDA should not be considered a substitute for income before income taxes, net income, or other results reported in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

Diluted adjusted EPS is a non-GAAP financial measure, which we have defined as adjusted net income divided by adjusted diluted shares. We define adjusted net income as net income (loss) attributable to the parent company, excluding any nonrecurring income tax items, restructuring charges, amortization expense, and other adjustments not related to our core operations (as used in adjusted EBITDA), net of any associated income tax effects. We define adjusted diluted shares as diluted shares as determined in accordance with GAAP based on adjusted net income. This measure is considered useful for purposes of providing investors, analysts, and other interested parties with an indicator of ongoing financial performance that provides enhanced comparability to EPS reported by other companies. Diluted adjusted EPS is neither intended to represent nor be an alternative measure to diluted EPS reported under GAAP.

Free cash flow is a non-GAAP financial measure which we have defined as net cash provided by (used in) operating activities less purchases of property, plant, and equipment. Adjusted free cash flow is a non-GAAP financial measure which we have defined as net cash provided by (used in) operating activities excluding voluntary pension contributions less purchases of property, plant, and equipment. We believe these measures are useful to investors in evaluating the operational cash flow of the company inclusive of the spending required to maintain the operations. Free cash flow and adjusted free cash flow are not intended to represent nor be an alternative to the measure of net cash provided by (used in) operating activities reported under GAAP. Free cash flow and adjusted free cash flow may not be comparable to similarly titled measures reported by other companies.

We have not provided reconciliations of preliminary and projected adjusted EBITDA and diluted adjusted EPS to the most comparable GAAP measures of net income and diluted EPS. Providing net income and diluted EPS guidance is potentially misleading and not practical given the difficulty of projecting event-driven transactional and other non-core operating items that are included in net income and diluted EPS, including restructuring actions, asset impairments, and income tax valuation adjustments. Reconciliations of these non-GAAP measures with the most comparable GAAP measures for historical periods are indicative of the reconciliations that will be prepared upon completion of the periods covered by the non-GAAP guidance. Please reference the “Non-GAAP Financial Information” accompanying our quarterly earnings conference call presentations on our website at www.dana.com/investors for our GAAP results and the reconciliations of these measures, were used, to the comparable GAAP measures.

Forward-Looking Statements

Certain statements and projections contained in this news release are, by their nature, forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates, and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” and similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties, and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

Dana’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss important risk factors that could affect our business, results of operations, and financial condition. The forward-looking statements in this news release speak only as of this date. Dana does not undertake any obligation to revise or update publicly any forward-looking statement for any reason.

About Dana Incorporated

Dana is a world leader in providing power-conveyance and energy-management solutions that are engineered to improve the efficiency, performance, and sustainability of light vehicles, commercial vehicles, and off-highway equipment. Enabling the propulsion of conventional, hybrid, and electric-powered vehicles, Dana equips its customers with critical drive and motion systems; electrodynamic technologies; and thermal, sealing, and digital solutions.

In 2019, the company reported sales of $8.6 billion with 36,000 associates in 34 countries across six continents. Based in Maumee, Ohio, USA, and founded in 1904, Dana has established a high-performance culture that focuses on its people, and the company has earned recognition around the world as a top employer. Learn more at dana.com.

###

Media Contact:	Jeff Cole
+1-419-887-3535
jeff.cole@dana.com

Investor Contact:	Craig Barber
+1-419-887-5166
craig.barber@dana.com

DANA INCORPORATED

Consolidated Statement of Operations (Unaudited)

For the Three Months Ended September 30, 2020 and 2019

	Three Months Ended
	September 30,
(In millions, except per share amounts)	2020	2019
Net sales	$1,994	$2,164
Costs and expenses
Cost of sales	1,780	1,882
Selling, general and administrative expenses	111	128
Amortization of intangibles	4	2
Restructuring charges, net	2	5
Pension settlement charge		(2)
Other income (expense), net	(8)	(8)

Earnings before interest and income taxes	89	137
Interest income	3	3
Interest expense	38	31

Earnings before income taxes	54	109
Income tax expense	16	5
Equity in earnings of affiliates	7	8

Net income	45	112
Less: Noncontrolling interests net income	4	3
Less: Redeemable noncontrolling interests net loss	(4)	(2)

Net income attributable to the parent company	$45	$111

Net income per share available to common stockholders
Basic	$0.31	$0.77
Diluted	$0.31	$0.77
Weighted-average shares outstanding - Basic	144.5	144.0
Weighted-average shares outstanding - Diluted	145.2	144.8

DANA INCORPORATED

Consolidated Statement of Operations (Unaudited)

For the Nine Months Ended September 30, 2020 and 2019

	Nine Months Ended
	September 30,
(In millions, except per share amounts)	2020	2019
Net sales	$4,998	$6,633
Costs and expenses
Cost of sales	4,588	5,725
Selling, general and administrative expenses	299	404
Amortization of intangibles	10	8
Restructuring charges, net	21	23
Impairment of goodwill	(51)
Pension settlement charge		(260)
Other income (expense), net	(5)	(31)

Earnings before interest and income taxes	24	182
Write-off deferred financing costs	(5)
Interest income	7	8
Interest expense	99	92

Earnings (loss) before income taxes	(73)	98
Income tax expense (benefit)	34	(27)
Equity in earnings of affiliates	17	22

Net income (loss)	(90)	147
Less: Noncontrolling interests net income	6	9
Less: Redeemable noncontrolling interests net loss	(25)	(3)

Net income (loss) attributable to the parent company	$(71)	$141

Net income (loss) per share available to common stockholders
Basic	$(0.49)	$0.98
Diluted	$(0.49)	$0.97
Weighted-average shares outstanding - Basic	144.4	144.0
Weighted-average shares outstanding - Diluted	144.4	144.8

DANA INCORPORATED

Consolidated Statement of Comprehensive Income (Unaudited)

For the Three Months Ended September 30, 2020 and 2019

	Three Months Ended
	September 30,
(In millions)	2020	2019
Net income	$45	$112
Other comprehensive income (loss), net of tax:
Currency translation adjustments	14	(46)
Hedging gains and losses	1	8
Defined benefit plans	4	5

Other comprehensive income (loss)	19	(33)

Total comprehensive income	64	79
Less: Comprehensive (income) loss attributable to noncontrolling interests	(15)	9
Less: Comprehensive (income) loss attributable to redeemable noncontrolling interests	8	(3)

Comprehensive income attributable to the parent company	$57	$85

DANA INCORPORATED

Consolidated Statement of Comprehensive Income (Unaudited)

For the Nine Months Ended September 30, 2020 and 2019

	Nine Months Ended September 30,
(In millions)	2020	2019
Net income (loss)	$(90)	$147
Other comprehensive income (loss), net of tax:
Currency translation adjustments	(133)	(16)
Hedging gains and losses	40	15
Defined benefit plans	11	365

Other comprehensive income (loss)	(82)	364

Total comprehensive income (loss)	(172)	511
Less: Comprehensive (income) loss attributable to noncontrolling interests	(7)	4
Less: Comprehensive (income) loss attributable to redeemable noncontrolling interests	25	(6)

Comprehensive income (loss) attributable to the parent company	$(154)	$509

DANA INCORPORATED

Consolidated Balance Sheet (Unaudited)

As of September 30, 2020 and December 31, 2019

(In millions, except share and per share amounts)	September 30, 2020	December 31, 2019
Assets
Current assets
Cash and cash equivalents	$956	$508
Marketable securities	22	19
Accounts receivable
Trade, less allowance for doubtful accounts of $7 in 2020 and $9 in 2019	1,239	1,103
Other	171	202
Inventories	1,087	1,193
Other current assets	129	137

Total current assets	3,604	3,162
Goodwill	458	493
Intangibles	235	240
Deferred tax assets	594	580
Other noncurrent assets	126	120
Investments in affiliates	174	182
Operating lease assets	177	178
Property, plant and equipment, net	2,154	2,265

Total assets	$7,522	$7,220

Liabilities and equity
Current liabilities
Short-term debt	$12	$14
Current portion of long-term debt	35	20
Accounts payable	1,187	1,255
Accrued payroll and employee benefits	193	206
Taxes on income	59	46
Current portion of operating lease liabilities	43	42
Other accrued liabilities	308	262

Total current liabilities	1,837	1,845
Long-term debt, less debt issuance costs of $31 in 2020 and $28 in 2019	2,839	2,336
Noncurrent operating lease liabilities	141	140
Pension and postretirement obligations	457	459
Other noncurrent liabilities	303	305

Total liabilities	5,577	5,085

Commitments and contingencies
Redeemable noncontrolling interests	152	167
Parent company stockholders’ equity
Preferred stock, 50,000,000 shares authorized, $0.01 par value,
no shares outstanding	—	—
Common stock, 450,000,000 shares authorized, $0.01 par value,
144,491,212 and 143,942,539 shares outstanding	2	2
Additional paid-in capital	2,392	2,386
Retained earnings	535	622
Treasury stock, at cost (10,437,276 and 10,111,191 shares)	(156)	(150)
Accumulated other comprehensive loss	(1,070)	(987)

Total parent company stockholders’ equity	1,703	1,873
Noncontrolling interests	90	95

Total equity	1,793	1,968

Total liabilities and equity	$7,522	$7,220

DANA INCORPORATED

Consolidated Statement of Cash Flows (Unaudited)

For the Three Months Ended September 30, 2020 and 2019

	Three Months Ended September 30,
(In millions)	2020	2019
Operating activities
Net income	$45	$112
Depreciation	88	82
Amortization	6	4
Amortization of deferred financing charges	2	2
Earnings of affiliates, net of dividends received	(6)	(6)
Stock compensation expense	2	5
Deferred income taxes	(20)	(15)
Pension expense, net	1
Change in working capital	178	50
Other, net	25	(3)

Net cash provided by operating activities	321	231

Investing activities
Purchases of property, plant and equipment	(60)	(108)
Acquisition of businesses, net of cash acquired		(12)
Purchases of marketable securities	(21)	(12)
Proceeds from sales and maturities of marketable securities	19	7
Settlements of undesignated derivatives		(1)
Other, net	10	(6)

Net cash used in investing activities	(52)	(132)

Financing activities
Net change in short-term debt	6	95
Proceeds from long-term debt	2
Repayment of long-term debt	(9)	(102)
Deferred financing payments	(2)	(4)
Dividends paid to common stockholders		(14)
Distributions to noncontrolling interests	(7)	(2)
Sale of interest to noncontrolling shareholder		53
Contributions from noncontrolling interests	1	2
Other, net	(1)

Net cash provided by (used in) financing activities	(10)	28

Net increase in cash, cash equivalents and restricted cash	259	127
Cash, cash equivalents and restricted cash - beginning of period	702	298
Effect of exchange rate changes on cash balances	5	(13)

Cash, cash equivalents and restricted cash - end of period	$966	$412

DANA INCORPORATED

Consolidated Statement of Cash Flows (Unaudited)

For the Nine Months Ended September 30, 2020 and 2019

	Nine Months Ended September 30,
(In millions)	2020	2019
Operating activities
Net income (loss)	$(90)	$147
Depreciation	257	235
Amortization	15	12
Amortization of deferred financing charges	6	5
Write-off of deferred financing costs	5
Earnings of affiliates, net of dividends received	5	(3)
Stock compensation expense	5	15
Deferred income taxes	(28)	(120)
Pension expense, net	3	207
Impairment of goodwill	51
Change in working capital	(50)	(197)
Other, net	16	(13)

Net cash provided by operating activities	195	288

Investing activities
Purchases of property, plant and equipment	(181)	(298)
Acquisition of businesses, net of cash acquired	(6)	(666)
Purchases of marketable securities	(36)	(24)
Proceeds from sales and maturities of marketable securities	32	25
Settlements of undesignated derivatives	(5)	(20)
Other, net	3	(12)

Net cash used in investing activities	(193)	(995)

Financing activities
Net change in short-term debt	(2)	92
Proceeds from long-term debt	512	675
Repayment of long-term debt	(12)	(121)
Deferred financing payments	(13)	(16)
Dividends paid to common stockholders	(15)	(43)
Distributions to noncontrolling interests	(10)	(14)
Sale of interest to noncontrolling shareholder		53
Contributions from noncontrolling interests	10	4
Payments to acquire noncontrolling interests	(1)
Repurchases of common stock		(25)
Other, net	(3)

Net cash provided by financing activities	466	605

Net increase (decrease) in cash, cash equivalents and restricted cash	468	(102)
Cash, cash equivalents and restricted cash - beginning of period	518	520
Effect of exchange rate changes on cash balances	(20)	(6)

Cash, cash equivalents and restricted cash - end of period	$966	$412

DANA INCORPORATED

Reconciliation of Net Cash Provided By (Used In) Operating Activities to

    Free Cash Flow and Adjusted Free Cash Flow (Unaudited)

	Three Months Ended
	September 30,
(In millions)	2020	2019
Net cash provided by operating activities	$321	$231
Purchase of property, plant and equipment	(60)	(108)

Free cash flow	261	123
Discretionary pension contributions		2

Adjusted free cash flow	$261	$125

	Nine Months Ended
	September 30,
(In millions)	2020	2019
Net cash provided by operating activities	$195	$288
Purchase of property, plant and equipment	(181)	(298)

Free cash flow	14	(10)
Discretionary pension contributions		64

Adjusted free cash flow	$14	$54

DANA INCORPORATED

Segment Sales and Segment EBITDA (Unaudited)

For the Three Months Ended September 30, 2020 and 2019

	Three Months Ended
	September 30,
(In millions)	2020	2019
Sales
Light Vehicle	$913	$930
Commercial Vehicle	314	398
Off-Highway	507	582
Power Technologies	260	254

Total Sales	$1,994	$2,164

Segment EBITDA
Light Vehicle	$89	$113
Commercial Vehicle	16	33
Off-Highway	65	79
Power Technologies	34	28

Total Segment EBITDA	204	253
Corporate expense and other items, net	(3)	(3)

Adjusted EBITDA	$201	$250

DANA INCORPORATED

Segment Sales and Segment EBITDA (Unaudited)

For the Nine Months Ended September 30, 2020 and 2019

	Nine Months Ended
	September 30,
(In millions)	2020	2019
Sales
Light Vehicle	$2,058	$2,763
Commercial Vehicle	847	1,266
Off-Highway	1,440	1,808
Power Technologies	653	796

Total Sales	$4,998	$6,633

Segment EBITDA
Light Vehicle	$140	$333
Commercial Vehicle	29	115
Off-Highway	175	264
Power Technologies	63	90

Total Segment EBITDA	407	802
Corporate expense and other items, net	(6)	(9)

Adjusted EBITDA	$401	$793

DANA INCORPORATED

Reconciliation of Segment and Adjusted EBITDA to Net Income (Unaudited)

For the Three Months Ended September 30, 2020 and 2019

	Three Months Ended
	September 30,
(In millions)	2020	2019
Segment EBITDA	$204	$253
Corporate expense and other items, net	(3)	(3)

Adjusted EBITDA	201	250
Depreciation	(88)	(82)
Amortization	(6)	(4)
Non-service cost components of pension and OPEB costs	(3)	(4)
Restructuring charges, net	(2)	(5)
Stock compensation expense	(2)	(5)
Strategic transaction expenses	(4)	(8)
Acquisition related inventory adjustments		(3)
Pension settlement charges, net		(2)
Other items	(7)

Earnings before interest and income taxes	89	137
Interest income	3	3
Interest expense	38	31

Earnings before income taxes	54	109
Income tax expense	16	5
Equity in earnings of affiliates	7	8

Net income	$45	$112

DANA INCORPORATED

Reconciliation of Segment and Adjusted EBITDA to Net Income (Loss) (Unaudited)

For the Nine Months Ended September 30, 2020 and 2019

	Nine Months Ended
	September 30,
(In millions)	2020	2019
Segment EBITDA	$407	$802
Corporate expense and other items, net	(6)	(9)

Adjusted EBITDA	401	793
Depreciation	(257)	(235)
Amortization	(15)	(12)
Non-service cost components of pension and OPEB costs	(8)	(19)
Restructuring charges, net	(21)	(23)
Stock compensation expense	(5)	(15)
Strategic transaction expenses	(15)	(32)
Impairment of goodwill	(51)
Acquisition related inventory adjustments		(12)
Non-income tax legal judgment		6
Pension settlement charges, net		(260)
Other items	(5)	(9)

Earnings before interest and income taxes	24	182
Write-off deferred financing costs	(5)
Interest income	7	8
Interest expense	99	92

Earnings (loss) before income taxes	(73)	98
Income tax expense (benefit)	34	(27)
Equity in earnings of affiliates	17	22

Net income (loss)	$(90)	$147

DANA INCORPORATED

Diluted Adjusted EPS (Unaudited)

For the Three Months Ended September 30, 2020 and 2019

	Three Months Ended
	September 30,
(In millions, except per share amounts)	2020	2019
Net income attributable to parent company	$45	$111
Items impacting income before income taxes:
Restructuring charges	3	5
Amortization	5	4
Strategic transaction expenses	4	8
Acquisition related inventory adjustments		3
Pension settlement charges		2
Other items		2
Items impacting income taxes:
Net income tax expense on items above	(3)	(5)
Tax benefit attributable to utilization of federal tax credits, state tax law changes and valuation allowance adjustments	(1)	(22)

Adjusted net income	$53	$108

Diluted shares - as reported	145.2	144.8

Adjusted diluted shares	145.2	144.8

Diluted adjusted EPS	$0.37	$0.74

DANA INCORPORATED

Diluted Adjusted EPS (Unaudited)

For the Nine Months Ended September 30, 2020 and 2019

	Nine Months Ended
	September 30,
(In millions, except per share amounts)	2020	2019
Net income (loss) attributable to parent company	$(71)	$141
Items impacting income before income taxes:
Restructuring charges	21	23
Amortization	13	12
Strategic transaction expenses	15	32
Acquisition related inventory adjustments		12
Non-income tax legal judgment		(6)
Impairment of goodwill	31
Pension settlement charges		260
Write-off deferred financing costs	5
Loss on deal contingent forward		13
Items impacting income taxes:
Net income tax expense on items above	(14)	(24)
Tax expense (benefit) attributable to utilization of federal tax credits, state tax law changes and valuation allowance adjustments	22	(116)

Adjusted net income	$22	$347

Diluted shares - as reported	144.9	144.8

Adjusted diluted shares	144.9	144.8

Diluted adjusted EPS	$0.15	$2.40

2020 Third-Quarter Earnings Conference Call October 28, 2020

Certain statements and projections contained in this presentation are, by their nature, forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. Dana’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss important risk factors that could affect our business, results of operations and financial condition. The forward-looking statements in this presentation speak only as of this date. Dana does not undertake any obligation to revise or update publicly any forward-looking statement for any reason. Safe Harbor Statement

IntroductionCraig Barber Senior Director, Investor Relations and Strategic Planning Business ReviewJames Kamsickas Chairman and Chief Executive Officer Financial ReviewJonathan Collins Executive Vice President and Chief Financial Officer Agenda

Business Overview Market rebound continues New EV business win Market expansion in EV’s EV software investment Sustainability focus $2.0 billion Third Quarter Results Key Highlights sales adjusted free cash flow $261 million adjusted EBITDA $201 margin 10.1 diluted adjusted EPS $0.37 million % 1 2 3 4 5 $206M increase from prior quarter $916M increase from prior quarter $394M increase from prior quarter 1,060bps increase from prior quarter $1.06 increase from prior quarter

End-Market Conditions Light Vehicle Off-Highway Commercial Vehicle Heavy-Duty Markets 50% of Sales* * 2019 Dana sales including 100% of DDAC Joint Venture 50% of Sales* Light-Duty Market Light-truck demand stronger than expected Key vehicle inventories remain low N.A. and China have recovered fastest Class 8 demand strengthened Medium-duty demand improved Brazilian & Indian demand remains weak Agriculture market improvement continued Construction equipment market stable Asia demand remains strong Strong light-truck demand and improving heavy-vehicle volumes 1

Off-Highway Electrification Integration Program win driven by integration of acquired technology New program win – launching 2021 New electric wheel drive design Combines technology from acquisitions Enables zero-emission vehicle Increased Dana content on vehicle by 4x 2

EV Customer Spotlight ZERO-EMISSION Class 8 Urban Delivery Truck ZERO-EMISSION School Bus ZERO-EMISSION Waste-Disposal Truck 3

Software Engineering Investment Leader in operating software for medium- and heavy-vehicle markets Located in North America CAPABILITIES Electric control units Vehicle software Platform design Application engineering services All Mobility Markets ISO 26262 TS 16949 ISO 14001 Dedicated Software Engineers System, Control & Software Design Production Electronics Design 25+ years of innovation 100+ million miles experience 100+ thousand ECUs 4

Sustainability Goal: Energy Efficiency Renewable Energy Waste Elimination Water Conservation Dana to reduce total annual GHG emissions by >50% by 2035 Reduction of 300,000+ metric tons of GHG, annually 5

Financial Review

2020 Q3 Financial Results See appendix for comments regarding the presentation of non-GAAP measures ($ in millions except EPS) 85% sequential sales growth driven by the economic recovery following production shutdowns as the result of the global pandemic Lower diluted adjusted EPS primarily due to lower earnings Capital expenditures flexed down to lower rate while protecting new product launch capabilities Adj. FCF higher compared with prior year as lower profit was offset by improved working capital, and lower capital spending, interest and taxes Q3 ‘20 Q2 ‘20 Change Q3 ‘19 Change Sales $1,994 $1,078 $ 916 $2,164 $(170) Adjusted EBITDA 201 (5) 206 250 (49) Margin 10.1% (0.5)% 1,060 bps 11.6% (150) bps EBIT 89 (112) 201 137 (48) Interest Expense, Net 35 30 5 28 7 Income Tax Expense 16 34 (18) 5 11 Net Income (Loss) (attributable to Dana) 45 (174) 219 111 (66) Diluted Adjusted EPS $0.37 $(0.69) $1.06 $0.74 $ (0.37) Operating Cash Flow 321 (75) 396 231 90 Capital Spending 60 58 2 108 (48) Adjusted Free Cash Flow 261 (133) 394 125 136 Changes from Prior Quarter and Prior Year Significantly improved sequential financial results as global production restarted Prior Quarter Prior Year

See appendix for comments regarding the presentation of non-GAAP measures Organic decline driven by global production shutdowns due to the COVID-19 pandemic Rapid increase in demand for light trucks drove higher premium costs and inefficiencies driving higher decremental margin Currency translation was a slight headwind to sales primarily due to the weakening of the Brazilian real, mostly offset by a stronger euro compared with the U.S. dollar Lower commodity costs modestly increased profit margins 12.4% 2020 Q3 Sales and Profit Changes Positive Change Negative Change Adjusted EBITDA Sales Quarter Sales returned to >90% of prior year levels on improved end market conditions (0.5)% 11.6% 10.1% 25 bps Flat 15 bps (190) bps

2020 Q3 and YTD Free Cash Flow Q3 adj. FCF generation driven primarily by earnings and working capital improvements Year-over-year improvement in adj. FCF attributable to working capital improvement and lower capital spending Q3 2020 also benefited from lower one-time costs, interest and taxes 1 Includes costs associated with business acquisitions and divestitures and restructuring. 2 Changes in working capital relating to interest, taxes, restructuring, and transaction costs are included in those respective categories. See appendix for comments regarding the presentation of non-GAAP measures. Q3 ‘20 Q3 ‘19 Change YTD ‘20 Adjusted EBITDA $ 201 $ 250 $(49) $ 401 One-time Costs1 (9) (20) 11 (30) Interest, net (8) (15) 7 (61) Taxes (15) (30) 15 (37) Working Capital / Other² 152 48 104 (78) Capital Spending (60) (108) 48 (181) Adj. Free Cash Flow 261 125 136 14 Changes from Prior Year ($ in millions) Significant adjusted free cash flow generation in Q3 leading to positive YTD results

2020 FY Financial Guidance

- Providing guidance for key financial metrics as end-market dynamics have stabilized
- Sales guidance implies lower sequential sales in Q4, which is in line with a normal seasonal cadence
- Anticipate higher than normal YoY decremental margins in Q4 as a result of Brazilian indirect tax recovery in Q4 of 2019
- Anticipate positive adj. FCF in Q4 and FY

Guidance Ranges

Sales	±$150M	~$6,800M
Adjusted EBITDA	±$30M	~$560M
Implied Profit Margin		*~8%*
Implied Adj. FCF Margin		*Up to 1%*
Diluted Adjusted EPS	±$0.10	~$0.45

See appendix for comments regarding the presentation of non-GAAP measures

|--| Guidance range

Providing guidance as end-market conditions stabilize

© 2020 Dana 14

2020 FY Sales and Profit Changes

- Impact of global COVID-19 pandemic driving lower sales and profit
- Continued cost management yielding mid-20s% decremental margins
- Graziano & Fairfield acquired in March 2019; sales shown through February, profit includes full-year synergies
- Currency headwinds driven by the Brazilian real, South African rand and partially tempered by the euro
- Commodity costs continue to moderate



Full Year
Positive Change
Negative Change
Sales
Adjusted EBITDA
$8.6B
$1,019M
11.8%
26% Decremental
~$(490)M
~$(1,855)M
~(400) bps
~$115M
~$25M
~20 bps
~($5)M
~($50)M
Flat
~$10M
~$(30)M
~20 bps
~$6.8B
~$560M
~8%
2019
Organic
Inorganic
GRAZIANO FAIRFIELD
Currency
Commodities
2020 Target

See appendix for comments regarding the presentation of non-GAAP measures

Anticipate decremental margins on organic sales change in the mid-twenties

© 2020 Dana
15

2020 FY Adjusted Free Cash Flow

- Modest source of cash from working capital on a FY basis as sales increase in H2 driving rebuild of net trade balances
- Aggressive management of capital spend driving free cash flow benefit while continuing to support new business launches

Changes from Prior Year

($ in millions)

	2020T	2019A	Change
Adjusted EBITDA	$ ~560	$ 1,019	$ ~(460)
One-time Costs[1]	~(40)	(81)	~40
Interest, net	~(115)	(107)	~(5)
Taxes	~(80)	(125)	~45
Working Capital / Other[2]	~25	(8)	~30
Capital Spending	~(300)	(426)	~130
Adj. Free Cash Flow	$ ~50	$ 272	$ ~(220)

[1] Includes costs associated with business acquisitions and divestitures and restructuring. [2] Changes in working capital relating to interest, taxes, restructuring, and transaction costs are included in those respective categories. See appendix for comments regarding the presentation of non-GAAP measures.

Cash impact of profit decline partially offset by capex, 1X costs, taxes, and WC

© 2020 Dana
16

End-Market Outlook Light-truck demand expected to remain strong for our key platforms New product launches for Bronco and Bronco Sport will drive growth Class 8 and medium-duty demand expected to strengthen New business from EV programs beginning middle of next year Expect continued improvement in agriculture equipment demand Construction equipment market poised for rebound due to low equipment inventory levels Anticipate strong profit and cash conversion on improving market conditions Light Vehicle Market ➨ Commercial Vehicle Market Off-Highway Equipment Market ➨ ➨

Appendix

2020 Q3 Sales and Profit Change by Segment See appendix for comments regarding the presentation of non-GAAP measures 12.2% 9.7% Positive Change Negative Change Segment EBITDA Sales Quarter Light Vehicle Drive Systems Commercial Vehicle Drive and Motion Systems Off-Highway Drive and Motion Systems Power Technologies 8.3% 5.1% 13.6% 12.8% 11.0% 13.1%

* Includes sales to system integrators for driveline products that support FCA vehicles Segment Profiles Performance Customer Sales Regional Sales $ Millions $ Millions $ Millions Light Vehicle Drive Systems Year to Date 9/30/2020 Commercial Vehicle Drive and Motion Systems Year to Date 9/30/2020 Off-Highway Drive and Motion Systems Year to Date 9/30/2020 Power Technologies Year to Date 9/30/2020 $ Millions Q3 Year to Date 2020 2019 2020 2019 Sales $913 $930 $2,058 $2,763 Segment EBITDA $89 $113 $140 $333 EBITDA Margin 9.7% 12.2% 6.8% 12.1% Q3 Year to Date 2020 2019 2020 2019 Sales $314 $398 $847 $1,266 Segment EBITDA $16 $33 $29 $115 EBITDA Margin 5.1% 8.3% 3.4% 9.1% Q3 Year to Date 2020 2019 2020 2019 Sales $507 $582 $1,440 $1,808 Segment EBITDA $65 $79 $175 $264 EBITDA Margin 12.8% 13.6% 12.2% 14.6% Q3 Year to Date 2020 2019 2020 2019 Sales $260 $254 $653 $796 Segment EBITDA $34 $28 $63 $90 EBITDA Margin 13.1% 11.0% 9.6% 11.3%

Diluted Adjusted EPS

Segment Data

Segment Data Continued

Cash Flow

Adjusted EBITDA is a non-GAAP financial measure which we have defined as net income before interest, income taxes, depreciation, amortization, equity grant expense, restructuring expense, non-service cost components of pension and other postretirement benefit costs and other adjustments not related to our core operations (gain/loss on debt extinguishment, pension settlements, divestitures, impairment, etc.). Adjusted EBITDA is a measure of our ability to maintain and continue to invest in our operations and provide shareholder returns. We use adjusted EBITDA in assessing the effectiveness of our business strategies, evaluating and pricing potential acquisitions and as a factor in making incentive compensation decisions. In addition to its use by management, we also believe adjusted EBITDA is a measure widely used by securities analysts, investors and others to evaluate financial performance of our company relative to other Tier 1 automotive suppliers. Adjusted EBITDA should not be considered a substitute for earnings before income taxes, net income or other results reported in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Diluted adjusted EPS is a non-GAAP financial measure which we have defined as adjusted net income divided by adjusted diluted shares. We define adjusted net income as net income attributable to the parent company, excluding any nonrecurring income tax items, restructuring charges, amortization expense and other adjustments not related to our core operations (as used in adjusted EBITDA), net of any associated income tax effects. We define adjusted diluted shares as diluted shares as determined in accordance with GAAP based on adjusted net income. This measure is considered useful for purposes of providing investors, analysts and other interested parties with an indicator of ongoing financial performance that provides enhanced comparability to EPS reported by other companies. Diluted adjusted EPS is neither intended to represent nor be an alternative measure to diluted EPS reported in accordance with GAAP. Free cash flow is a non-GAAP financial measure which we have defined as net cash provided by (used in) operating activities less purchases of property, plant and equipment. Adjusted free cash flow is a non-GAAP financial measure which we have defined as net cash provided by (used in) operating activities excluding discretionary pension contributions less purchases of property, plant and equipment. We believe these measures are useful to investors in evaluating the operational cash flow of the company inclusive of the spending required to maintain the operations. Free cash flow and adjusted free cash flow are not intended to represent nor be an alternative to the measure of net cash provided by (used in) operating activities reported in accordance with GAAP. Free cash flow and adjusted free cash flow may not be comparable to similarly titled measures reported by other companies. The accompanying financial information provides reconciliations of adjusted EBITDA, diluted adjusted EPS, free cash flow and adjusted free cash flow to the most directly comparable financial measures calculated and presented in accordance with GAAP. We have not provided a reconciliation of our adjusted EBITDA and diluted adjusted EPS outlook to the most comparable GAAP measures of net income (loss) and diluted EPS. Providing net income (loss) and diluted EPS guidance is potentially misleading and not practical given the difficulty of projecting event driven transactional and other non-core operating items that are included in net income (loss) and diluted EPS, including restructuring actions, asset impairments and certain income tax adjustments. The accompanying reconciliations of these non-GAAP measures with the most comparable GAAP measures for the historical periods presented are indicative of the reconciliations that will be prepared upon completion of the periods covered by the non-GAAP guidance. Non-GAAP Financial Information